Consent of Independent Registered Public Accounting Firm

The Shareholders and Board of Trustees of
CNI Charter Funds:

We consent to the use of our report dated November 23, 2011, incorporated herein by reference, for the CSC Small Cap Value Fund, one of the series of CNI Charter Funds, as of September 30, 2011, and to the references to our firm under the headings “financial highlights,” “Service Providers” and “Experts” in the Combined Proxy Statement/Prospectus.

/s/ KPMG LLP

Philadelphia, Pennsylvania
December 15, 2011